Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

DirectBooking Technology Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A ordinary shares, par value $0.00005 per share	Rule 457(c)	60,815,975	(1)	$0.23	(2)	$13,987,674.25		0.00013810	$1,931.70
	Unallocated (Universal) Shelf	Class A ordinary shares, par value $0.00005 per share	Rule 457(o)		(3)		(4)	$150,000,000	(5)	0.00013810	$20,715.00
	Debt	Debt Securities	–	–		–		–		–	–
	Other	Warrants	–	–		–		–		–	–
	Other	Rights	–	–		–		–		–	–
	Other	Units	–	–		–		–		–	–
	Total Offering Amounts							$163,987,674.25			$22,646.70
	Total Fee Offset										$0
	Net Fee Due										$22,646.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder.

(2)	Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high ($0.25) and low ($0.21) prices of the Registrant’s Class A ordinary shares on the Nasdaq Capital Market as of January 6, 2026, within five business days prior to the date of filing of this registration statement.

(3)	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $150,000,000. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

(4)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables.

(5)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.